Exhibit 99.1

News Release Republic First Bancorp, Inc. April 22, 2014

REPUBLIC FIRST BANCORP, INC. COMPLETES $45 MILLION
PRIVATE PLACEMENT OF ITS COMMON STOCK

Philadelphia, PA, April 22, 2014 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced that it completed through a private placement the sale of $45 million of its common stock at a price of $3.80 per share.  The original proposed offering amount of $25 million was increased by $20 million due to the significant level of interest.

The Company’s capital ratios at March 31, 2014 and on a pro-forma basis after giving effect to the offering are as follows:

	Actual 3/31/14	Pro-forma After Offering
Leverage Ratio	8.86%	13.59%
Tier I Risk Based Capital	10.04%	15.39%
Total Risk Based Capital	11.29%	16.64%
Tangible Common Equity	6.68%	10.80%

After giving pro-forma effect to the offering, the book value of the Company’s stock would have increased to $2.91 per share at March 31, 2014.   Assuming the future reversal of the deferred tax asset valuation allowance, the book value would increase by $0.40 per share.  The Company will file a registration statement with the Securities and Exchange Commission to register the shares sold in the private placement.

“The additional capital will be utilized to expand the growth opportunities of Republic Bank through the addition of new stores, primarily in southern New Jersey and the Philadelphia area,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer. The Bank opened its new and distinctive glass store in Cherry Hill, New Jersey on March 1, 2014 and will open a new store in Voorhees, New Jersey on May 10, 2014.

There are plans for additional stores in Marlton, Moorestown, Mount Holly, Medford, Glassboro, Washington Township, Berlin and a second store in Cherry Hill.  We expect the look and performance of these new stores to be consistent with our new branch model.  “Our expansion plan represents the Bank’s commitment to world-class service and convenience. The Power of Red is Back,” said Mr. Madonna.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its fourteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Cherry Hill, Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; our ability to successfully implement our business strategy, including the timely opening of new stores to expand the Company’s geographic coverage area; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2013 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Harry D. Madonna, Chairman and Chief Executive Officer
(215) 735-4422

Frank A. Cavallaro, Executive Vice President and Chief Financial Officer
(215) 735-4422